CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 113 to the Registration Statement (Form N-1A, No. 2-15184) of the Crabbe Huson Contrarian Fund, one of a series of Liberty Funds Trust III.

We also consent to the incorporation by reference into the Statement of Additional Information of our report dated December 10, 1999 on the financial statements included in the Annual Report of the Crabbe Huson Funds, a series of Liberty Funds Trust III, for the period ended October 31, 1999.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
February 11, 2000